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                                                                     Exhibit 4.1

COMMON STOCK
COMMON STOCK
STR
STRIDE & ASSOCIATES, INC.
SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 863310
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF STRIDE & ASSOCIATES, INC. transferable upon the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the provisions of the Certificate of Incorporation and By-laws of the Corporation, as from time to time amended or restated. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
IN WITNESS WHEREOF, Stride & Associates, Inc. has caused its facsimile corporate seal and facsimile signatures of its duly authorized officers to be hereunto affixed.
Dated:
TREASURER
president
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE


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STRIDE & ASSOCIATES, INC.
The Corporation is authorized to issue more than one class of stock. The Corporation will furnish to each stockholder upon request WITHOUT CHARGE the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
         TEN COM  N        as tenants in common
         TEN ENT  N        as tenants by the entireties
         JT TEN   N        as joint tenants with right of
                           survivorship and not as tenants
                           in common

UNIF GIFT MIN ACT N       ......................... Custodian ..................
                           (Cust)                                    (Minor)
        under Uniform Gifts to Minors
                  Act ..........................................................
                                              (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sell, assign and transfer unto
         PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE) Shares of capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated,
NOTICE:



THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:


THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 17Ad-15.